Exhibit 3.18

Company no. 4204221

THE COMPANIES ACTS 1985 AND 1989

COMPANY LIMITED BY SHARES

WRITTEN RESOLUTION

OF

BEMROSEBOOTH LIMITED

Pursuant to section 381A Companies Act 1985 we, the undersigned, being the sole member of the Company entitled to attend and vote at general meetings of the Company agree to and pass the following written resolution:

SPECIAL RESOLUTION

That the name of the Company be changed to:-

THE HENRY BOOTH GROUP LIMITED

For and on behalf of Bemrose Group Limited

/s/ [signature illegible]
Authorised signatory of Bemrose Group Limited
Dated: 7 February 2002

Company no. 4204221

THE COMPANIES ACTS 1985 AND 1989

COMPANY LIMITED BY SHARES

WRITTEN RESOLUTION

OF

BEMROSEBOOTH GROUP LIMITED

Pursuant to section 381A Companies Act 1985 we, the undersigned, being the sole member of the Company entitled to attend and vote at general meetings of the Company agree to and pass the following written resolution:

SPECIAL RESOLUTION

That the name of the Company be changed to:-

BEMROSEBOOTH LIMITED

For and on behalf of Bemrose Group Limited

/s/ [signature illegible]
Authorised signatory of Bemrose Group Limited
Dated: 14 August 2001

Company no. 4204221

THE COMPANIES ACTS 1985 AND 1989

COMPANY LIMITED BY SHARES

WRITTEN RESOLUTION

OF

INHOCO 2336 LIMITED

Pursuant to section 381A Companies Act 1985 we, the undersigned, being the sole member of the Company entitled to attend and vote at general meetings of the Company agree to and pass the following written resolution:

SPECIAL RESOLUTION

That the name of the Company be changed to:-

BEMROSEBOOTH GROUP LIMITED

For and on behalf of Inhoco Formations Limited

/s/ [signature illegible]
Authorised signatory of Bemrose Group Limited
Dated: 9th July 2001

THE COMPANIES ACT 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

INHOCO 2336 LIMITED

1	The Company’s name is “Inhoco 2336 Limited”.

2	The Company’s registered office is to be situated in England and Wales.

3	The Company’s objects are:

(a)

To carry on all or any of the businesses of general merchants and traders, cash and credit traders, importers, exporters, designers, manufacturers, manufacturers’ agents and representatives, buyers, sellers, distributors, factors, wholesalers, retailers, letters on hire and shippers of and dealers in produce, products, goods, wares and merchandise and electronic, engineering, military, electric, communications, desalination, glass, domestic, mining, industrial and agricultural equipment and items and accessories and spare parts of every description, franchise operators; to participate in, undertake, perform and carry on all kinds of commercial, industrial, trading and financial operations and enterprises, consultants, market research specialists, experts and advisers in aircraft, robotics, computers, electronic and engineering equipment of every kind, business, office, energy and other systems and costs analysis, efficiency techniques, marketing and sales promotion, management, commercial, social and other undertakings and pension, insurance, finance, technical, economic and financial matters; to carry on the business of farming and of traders and dealers in and breeders of animals and to create establish and maintain an organisation for the purchase, sale, vending, distribution, advertising or introduction of products, carry on all or any of the businesses of brokers and dealers in aircraft of every description and land and waterborne vehicles of every description and haulage and transport contractors, removers, general storekeepers and warehousemen, discount and credit traders, mail order specialists, railway, shipping, forwarding agents and printers and publishers; to carry on the businesses of builders and estate agents and to acquire by purchase, lease, exchange or otherwise for development, investment, letting, or resale and to traffic in land and buildings and other property of any tenure or any interest therein; to carry on the business of travel agents, and to organise, arrange and facilitate travelling, whether by air, rail, sea, road or otherwise, and to provide passengers, travellers and tourists with hotel and other services and conveniences of all kinds; and to purchase or otherwise acquire and take over any businesses or undertakings as and when may be deemed expedient or to become interested in, and to carry on or dispose of, remove or put an end to the same or otherwise deal with any such businesses or undertakings in any part of the world as may be thought desirable; and to act as merchants generally.

(b)	To carry on business as a general commercial company.

(c)	To carry on any other trade or business which in the opinion of the directors is capable of being conveniently or advantageously carried on in connection with or ancillary to any of the activities of the Company or calculated directly or indirectly to enhance the value of or render more profitable any of the property or rights of the Company or to otherwise advance the interests of the Company and its members.

(d)	To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company’s business or any branch, division or department thereof or which may enhance the value of any other property.

(e)	To build, construct, develop, maintain, alter, enlarge, pull down and remove or replace any buildings, offices, factories, mills, works, wharves, roads, bridges, railways, tramways, waterways, machinery, engines, walls, fences, banks, dams, sluices or watercourses, gas works, electric works, drainage and sewage works, and buildings of all descriptions, and to clear sites for the same, or to join with any person, firm or company in doing any of the things aforesaid, and to work, manage, and control the same or join with others in so doing.

(f)	To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d’invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(g)

To purchase or otherwise acquire and undertake all or any part of the business, goodwill, property, assets, obligations, liabilities and transactions of any person, firm or company carrying on any business which this Company is authorised to carry on or possessed of property suitable for the purposes of the Company, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company and to pay cash or

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to issue any shares, stocks, debentures or debenture stock in the Company in consideration for such purchase or acquisition.

(h)	To improve, manage, construct, repair, develop, exchange, let on lease, rent, royalty, share of profits or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, easements, options, rights and privileges in, over or in respect of, or otherwise deal with, all or any part of the undertaking, property and assets of the Company for such consideration as the directors may think fit.

(i)	To invest and deal with the moneys of the Company not immediately required for the purposes of its business in or upon such investments or securities and in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

(j)	To borrow or raise money with or without security in such manner as the Company shall think fit and in particular by the issue of debenture or debenture stock charged upon all or any of the Company’s property both present and future including all its uncalled capital for the time being, and to re-issue any debentures at any time paid off, and for the purposes of or in connection with the borrowing or raising of money by the Company to become a member of any building society.

(k)	For the purposes of or in connection with the business of the Company and in particular for the purpose of securing the repayment of any monies borrowed or the performance of any obligation or liability undertaken or binding on the Company, to mortgage and charge the undertaking and all or any of the real and personal property and assets, present and future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurances.

(l)

To lend and advance money or give credit to any company, firm or person with or without security and on such terms as the Company may approve and either with or without the Company receiving any consideration or advantage, direct or indirect, for giving any such guarantee, and whether or not such guarantee is given in connection with or pursuant to the attainment of the objects herein stated to give guarantees and indemnities of all kinds and (without prejudice to the generality of the foregoing) to guarantee either by personal covenant or by way of indemnity or by mortgaging or charging all or any part of the undertaking, property and assets present and future and uncalled capital of the Company or by all three such methods the performance of the contracts or obligations and the payment of the capital or principal (together with any premium) of and dividends or interest on any debenture, stocks, shares or other securities of any company, firm or person and in particular (but without limiting the generality of the foregoing) any company which is for the time being the Company’s holding

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company, or subsidiary company or otherwise associated with the Company in business.

(m)	To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(n)	To purchase and maintain insurance for the benefit of any persons who were at any time directors, officers, employees or auditors of the Company or of any other company which is its holding company or in which the Company or such holding company has any interest (whether direct or indirect) or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company or who are or were at any time trustees of any pension fund in which employees of the Company or of any such other company or subsidiary undertaking, are interested, including (but not limiting the generality of the foregoing) insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution and/or discharge of their duties to any such company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to except any such person against or from any such liability.

(o)	To apply for, promote, and obtain any Act of Parliament, order or licence of any governmental department or local or statutory authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(p)	To enter into any arrangements with any government or authority (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise and comply with any such charters, decrees, rights, privileges and concessions.

(q)	To subscribe for, take, purchase or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

(r)

To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to

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make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

(s)	To carry on the business of a holding company in all its branches and to establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of the Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of the Company, and to acquire and hold or dispose of shares, stock or securities and guarantee with or without security the payment of dividends, interest or capital of any shares, stock or securities issued by, or any other obligations of, any such company.

(t)	To pay for any property or rights acquired by the Company, or for any services rendered to the Company or for any obligation or liability undertaken or agreed to be undertaken by the Company either in cash or fully or partly paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

(u)	To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stocks or securities so acquired.

(v)	To amalgamate with any other company whose objects are or include objects similar to those of the Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding-up, or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such other company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner.

(w)

To enter into any partnership, syndicate, joint-venture or joint purse arrangement or arrangement for sharing profits, union of interests, reciprocal concessions or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of the Company or which is capable of being carried on so as directly or indirectly to benefit the Company and to acquire and hold, sell, deal with or dispose of shares, stock or securities of, or other interests

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in, any such company, and to guarantee with or without security the contracts or liabilities of, or the payment of the dividends, interest or capital of any shares, stock or securities of, and to subsidise or otherwise assist, any such company.

(x)	To act as agents or brokers and as trustees, custodians and bailees for any person, firm or company and to undertake and perform sub-contracts.

(y)	To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company.

(z)	To establish, maintain and administer or procure the establishment, maintenance and administration of profit sharing schemes, share option schemes and employee share schemes of all kinds and of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, grants or emoluments to, any persons who are or were at any time in the employment or service of the Company, or of any company which is for the time being a subsidiary, or holding company of the Company or another subsidiary of any such holding company or otherwise associated with the Company in business or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependents of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid and to make payments for or towards the insurance of any such persons as aforesaid and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

(aa)	Subject to and provided that the provisions of sections 155 to 158 inclusive of the Companies Act 1985 (“the Act”) are duly complied with (if and so far as such provisions shall be applicable) to give, whether directly or indirectly, any kind of financial assistance (as defined in section 152(1)(a) of the Act) for any such purpose as is specified in section 151(1) and/or section 151(2) of the Act as may be lawful.

(bb)	To distribute among the members of the Company in specie by dividend, bonus or by way of reduction of capital any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

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(cc)	To procure the Company to be registered or recognised in any foreign country or place and to establish branch businesses and local agencies in any part of the world.

(dd)	To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, trustees, custodians, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

(ee)	To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of them.

And so that:

(A)	None of the objects set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name of the Company.

(B)	None of the sub-clauses of this clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other sub-clause, and the Company shall have as full a power to exercise each and every one of the objects specified in each sub-clause of this clause as though each such sub-clause contained the objects of a separate company.

(C)	The word “company” in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

(D)	In this clause the expression “the Act” means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

(E)	In this clause, the expressions “holding company”, “subsidiary” and “subsidiary undertaking” shall have the same meanings as given to those terms in the Act.

4	The liability of the members is limited.

5	The Company’s share capital is £1,000 divided into 1,000 ordinary shares of £1 each.

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We, the subscriber to this memorandum of association, wish to be formed into a company pursuant to this memorandum; and we agree to take the number of shares shown opposite our name below.

Name and address of the Subscriber	Number of shares taken by the subscriber

Inhoco Formations Limited 100 Barbirolli Square One Manchester M2 3AB	One

For and on behalf of Inhoco Formations Limited

/s/ [signature illegible]
Authorised signatory

Total shares taken	One

Dated 19th April 2001	/s/ Victoria Willcox
Witness to the above signature:	Victoria Willcox Trainee Chartered Secretary 100 Barbirolli Square Manchester M2 3AB

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Company number: 4204221

THE COMPANIES ACTS 1985 TO 1989

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

THE HENRY BOOTH GROUP LIMITED

1.	Preliminary

Except as otherwise provided in these articles the regulations contained in Table A shall constitute the regulations of the company. In the case of any inconsistency between these articles and the regulations of Table A, the provisions of these articles shall prevail. A copy of Table A is set out in the schedule to these articles.

2.	Definitions and interpretation

2.1	In these articles:

(a)	the following words and expressions shall (except where the context otherwise requires) have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or a public holiday in England;

“electronic communication” has the same meaning as in the Electronic Communications Act 2000;

“Table A” means Table A in the schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985/805) as amended by the Companies (Tables A - F) (Amendment) Regulations 1985 (SI 1985/1052) and Schedule 1 to the Companies Act 1985 (Electronic Communications) Order 2000 (SI 2000/3373);

(b)	words and expressions defined in the Act or Table A shall have the same meanings in these articles unless the context otherwise requires; and

(c)	any reference to presence at a general meeting or class meeting shall include presence of a member by a duly authorised representative and shall include presence which is deemed in accordance with these articles (and “presence” shall be construed accordingly).

3.	Share Capital

The share capital of the company is £1,000 divided into 1,000 ordinary shares of £1 each.

4.	Shares

4.1	During the period of five years from the date of incorporation of the company, the directors are generally and unconditionally authorised to exercise all the powers of the company to allot relevant securities forming part of the authorised share capital of the company with which the company is incorporated.

4.2	The directors may also at any time after the expiry of the authority granted by article 4.1 allot any relevant securities in accordance with any offer or agreement which is made by the company prior to such expiry.

4.3	Section 89(1) of the Act shall not apply to any allotment of equity securities made by the company.

4.4	Subject to articles 4.5, 4.6 and 5.2 and unless otherwise determined by special resolution, any equity securities shall, before they are allotted on any terms, be first offered by the company on the same or more favourable terms to the members in proportion as nearly as is practicable to the nominal value of the shares in the company held by them save that on the first allotment(s) made after incorporation the directors may on anyone occasion allot shares as comprised in the authorised share capital with which the company is incorporated as the directors think fit and without first making an offer to the members on a pre-emptive basis.

4.5	Any offer required to be made under article 4.4 shall be made by written notice specifying the number of equity securities offered and the period, being at least twenty- one days, within which the offer, if not accepted, will be deemed to have been declined. After the expiration of such period, or if earlier on receipt of notice of acceptance or refusal of each offer so made, the directors may, subject to these articles, allot such equity securities as have not been taken up in such manner as they think fit.

4.6	Article 4.4 shall not apply to the allotment of equity securities which would, apart from a renunciation or assignment of the right to their allotment, be held under an employees’ share scheme.

5.	Transfer of Shares

5.1	Any instrument of transfer in respect of the first transfer of any shares issued on the incorporation of the company need only be executed by or on behalf of the transferor whether or not fully paid. Regulation 23 of Table A shall be modified accordingly.

5.2	Notwithstanding anything otherwise provided in these articles or Table A (whether by way of or in relation to pre-emption rights, restrictions on or conditions applicable to share transfers or otherwise), the directors shall not decline to register any transfer of shares nor suspend the registration thereof where such transfer is in favour of:

(a)	a chargee or mortgagee of any shares;

(b)	any nominee of a chargee or mortgagee of any shares;

(c)	a purchaser of any shares from a chargee or mortgagee (or its nominee) of any shares; or

(d)	a purchaser of any shares from any receiver, administrative receiver or administrator appointed by a chargee or mortgagee of any shares.

6.	Proceedings at general meetings

6.1	If a quorum is not present at any such adjourned meeting as is referred to in regulation 41 of Table A, then, provided that the member present holds at least 75% in nominal value of the ordinary shares of the company in issue, any resolution agreed to by such member shall be as valid and effectual as if it had been passed unanimously at a general meeting of the company duly convened and held.

6.2	If at any general meeting any votes shall be counted which ought not to have been counted, or shall not be counted which ought to have been counted, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, and not in that case unless it shall, in the opinion of the chairman of the meeting, be of sufficient magnitude to affect the result of the voting.

6.3	Any member or member’s proxy or duly authorised representative (being a corporation) may participate in a general meeting or a meeting of a class of members of the company by means of any communications system whereby all those participating in the meeting can hear and address each other. Such participation shall be deemed to constitute presence in person (or by proxy or authorised representative as appropriate) at such meeting for all purposes including that of establishing a quorum. A meeting held by such means shall be deemed to take place where the largest number of participators is assembled or if no such group can be identified at the location of the chairman.

6.4	Regulation 57 of Table A shall not apply.

6.5 (a)	A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several documents each executed by or on behalf of one or more members.

(b)	Where the company and any member have so agreed, the confirmation to the company by such member of his assent to any resolution by means of an electronic communication shall be deemed to constitute a duly executed document for the purposes of article 6.5(a). Any such electronic communication shall be sent to the address notified by the company for this purpose.

(c)	Regulation 53 of Table A shall not apply.

7.	Proxies

An instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority may be handed to the chairman of the relevant meeting and regulation 62 of Table A shall be modified accordingly.

8.	Directors

8.1	Unless otherwise determined by ordinary resolution the number of directors shall not be subject to any maximum but shall be at least one. Regulation 64 of Table A shall not apply.

8.2	Any adult person may be appointed or elected as a director whatever his age, and no director shall be required to vacate his office by reason of his attaining or having attained the age of seventy years or any other age.

8.3	The directors may appoint any person who is willing to act to be a director, either to fill a casual vacancy or as an additional director.

8.4	A member or members having the right to attend and vote at any general meeting of the company and holding at least 75% in nominal value of the shares giving that right may from time to time by notice in writing to the company remove any director from office or appoint any person to be a director, and any such removal or appointment shall be deemed to be an act of the company and not only of such member or members. Any such notice may consist of one or more documents each executed by or on behalf of such member or members and shall take effect at and from the time when such notice is received at the registered office of the company or produced to a meeting of the directors of the company.

8.5	The directors shall not be liable to retirement by rotation and regulations 73 to 80 of Table A (inclusive) shall not apply.

9.	Alternate directors

9.1	Any director (other than an alternate director) may appoint any other person (including another director) to be an alternate director and may remove from office an alternate director so appointed by him. Regulation 65 of Table A shall not apply.

9.2	An alternate director shall have the same entitlement to receive notice of meetings as the entitlement of his appointor and he shall have one vote for each director for whom he acts as alternate (in addition to his own vote if he is also a director) (but he shall count as one person only for the purpose of determining whether a quorum is present). The first sentence of regulation 66 of Table A shall be modified accordingly. The second sentence of regulation 66 of Table A shall not apply.

9.3	An alternate director shall cease to be an alternate director if his appointor ceases to be a director. Regulation 67 of Table A shall not apply.

9.4	Any appointment or removal of an alternate director shall be by notice to the company from the director making or revoking the appointment or in any other manner approved by the directors. Regulation 68 of Table A shall not apply.

10.	Vacation of office by directors

10.1	The office of a director shall be vacated if any director:

(a)	has a bankruptcy order made in respect of him under Part IX of the Insolvency Act 1986;

(b)	becomes prohibited by law from being a director;

(c)	in the reasonable opinion of all his co-directors becomes incapable by reason of mental disorder of discharging his duties as a director;

(d)	resigns his office by written notice to the company; or

(e)	is removed from office pursuant to article 9.4.

10.2	Regulation 81 shall not apply.

11.	Proceedings of directors

11.1	Provided that he has disclosed to the directors any material interest, a director shall be entitled to vote at a meeting of directors or of a committee of the directors in respect of such contract or proposed contract in which he is interested and shall also be counted in reckoning whether a quorum is present at such a meeting. Regulations 94 to 96 (inclusive) of Table A shall not apply.

11.2	Notice of every meeting of the directors shall in so far as reasonably practicable be given orally (or in writing) to every director and alternate director (whether or not within the United Kingdom), but the accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any director shall not invalidate the proceedings at that meeting. Regulation 88 of Table A shall be modified accordingly.

11.3	Where there is one director only, the quorum for any meeting of directors or committee of directors shall be one and that director or his alternate shall exercise all the powers and discretions expressed to be vested in the directors by the regulations of Table A and by these articles. Regulation 89 of Table A shall be modified accordingly.

11.4 (a)

A resolution in writing executed by or on behalf of all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as effectual as if it had been passed at a meeting of the directors or, as the case may be, a committee of directors duly convened and held and may consist of several documents each executed by or on behalf of one or more directors; but a resolution executed by an alternate director need not also be executed by his appointor and, if it is executed by a director who has appointed an alternate director, it need not also be executed by the alternate director in that capacity.

(b)	Where the company and any director have so agreed, the confirmation to the company by such director of his assent to any resolution by means of an electronic communication shall be deemed to constitute a duly executed document for the purposes of regulation 11.4(a). Any such electronic communication shall be sent to the address notified by the company for this purpose.

(c)	Regulation 93 of Table A shall not apply.

11.5	Any director may participate in a meeting of directors by means of any communications system whereby all those participating in the meeting can hear and address each other. Such participation shall be deemed to constitute presence in person at such meeting for all purposes including that of establishing a quorum. A meeting held by such means shall be deemed to take place where the largest number of participators is assembled or if no such group can be identified at the location of the chairman.

12.	Notices

12.1	Any notice in writing given under these articles may:

(a)	be delivered or sent by first class post (airmail if overseas):

in the case of a member or his legal personal representative or trustee the in bankruptcy:	to such member’s address as shown in the company’s register of members or address notified to the company for that purpose;

in the case of a director or alternate:	to his last known address or the address last notified to the company for that purpose; and

in the case of the company:	to its registered office,

or

(b)	where a fax number or an address for email or other form of electronic communication has been notified to or by the company for that purpose, be sent by the relevant form of electronic communication to that address.

12.2	Any such notice shall be deemed to have been served and be effective:

(a)	if delivered, at the time of delivery; and

(b)	if posted or sent by fax, email or any other form of electronic communication on receipt or 48 hours after the time it was sent, whichever occurs first.

12.3	In the case of joint holders of a share all notices shall be given to the joint holder whose name stands first in the register of members of the company in respect of the joint holding. Notice so given shall constitute notice to all the joint holders.

12.4	Regulations 112 and 115 of Table A shall not apply.

13.	Winding up

In regulation 117, the words “with the like sanction” shall be inserted immediately before the words “determine how the division”.

14.	Indemnity

14.1	Subject to the provisions of and to the extent permitted by the Act, every director or other officer (excluding the auditors) of the company shall be entitled to be indemnified out of the assets of the company against all liabilities which he may incur in the performance or purported performance of his duties or the exercise, or the purported exercise, of his powers, or otherwise in connection with such actual or purported performance or exercise.

14.2	Regulation 118 of Table A shall not apply.

Name and address of the subscriber

Inhoco Formations Limited 100 Barbirolli Square Manchester M2 3AB

For and on behalf of Inhoco Formations Limited

Authorised signatory

Dated 19th April 2001

SCHEDULE

Table A: Companies Act 1985

Table of Contents

Regulation

1	Interpretation
2-5	Share capital
6-7	Share certificates
8-11	Lien
12-22	Calls on shares and forfeiture
23-28	Transfer of shares
29-31	Transmission of shares
32-34	Alteration of share capital
35	Purchase of own shares
36-37	General meetings
38-39	Notice of general meetings
40-53	Proceedings at general meetings
54-63	Votes of members
64	Number of directors
65-69	Alternate directors
70-71	Powers of directors
72	Delegation of directors’ powers
73-80	Appointment and retirement of directors
81	Disqualification and removal of directors
82	Remuneration of directors
83	Directors’ expenses
84-86	Directors’ appointments and interests
87	Directors’ gratuities and pension
88-98	Proceedings of directors
99	Secretary
100	Minutes
101	The seal
102-108	Dividends
109	Accounts
110	Capitalisation of profits
111-116	Notices
117	Winding up
118	Indemnity

NB:	This Table of Contents does not form part of Table A

COMPANIES ACT 1985 TABLE A

TABLE A

REGULATIONS FOR MANAGEMENT OF A COMPANY LIMITED

BY SHARES

INTERPRETATION

1.	In these regulations:

the “Act” means the Companies Act 1985 including any statutory modification or re- enactment thereof for the time being in force;

the “articles” means the articles of the company;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“communication” means the same as in the Electronic Communications Act 2000;

“electronic communication” means the same as in the Electronic Communications Act 2000;

“executed” includes any mode of execution;

“office” means the registered office of the company;

the “the holder” in relation to shares means the member whose name is entered in the register of members as the holder of the shares;

the “seal” means the common seal of the company;

“secretary” means the secretary of the company or any other person appointed to perform the duties of the secretary of the company, including a joint, assistant or deputy secretary;

the “United Kingdom” means Great Britain and Northern Ireland.

Unless the context otherwise requires, words or expressions contained in these regulations bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these regulations become binding on the company.

SHARE CAPITAL

2.	Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the company may by ordinary resolution determine.

3.	Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the company or the holder on such terms and in such manner as may be provided by the articles.

4.	The company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

5.	Except as required by law, no person shall be recognised by the company as holding any share upon any trust and (except as otherwise provided by the articles or by law) the company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.

SHARE CERTIFICATES

6.	Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. Every certificate shall be sealed with the seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

7.	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

LIEN

8.	The company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The company’s lien on a share shall extend to any amount payable in respect of it.

9.	The company may sell in such manner as the directors determine any shares on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares maybe sold.

10.	To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

11.	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any shall (upon surrender to the company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES AND FORFEITURE

12.	Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be required to be paid by installments. A call may, before receipt by the company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

13.	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

14.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

15.	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the directors may waive payment of the interest wholly or in part.

16.	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an installment of a call, shall be deemed to be a call and if it is not paid the provisions of the articles shall apply as if that amount had become due and payable by virtue of a call.

17.	Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

18.	If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shalt state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

19.	If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

20.	Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such matter as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.

21.	A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the shares forfeited but shall remain liable to the company for all moneys which at the date of forfeiture were presently payable by him to the company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

22.

A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

TRANSFER OF SHARES

23.	The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

24.	The directors may refuse to register the transfer of a share which is not fully paid to a person of whom they do not approve and they may refuse to register the transfer of a share on which the company has a lien. They may also refuse to register a transfer unless:

(a)	it is lodged at the office or at such other place as the directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

(b)	it is in respect of only one class of shares; and

(c)	it is in favour of not more than four transferees.

25.	If the directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the company send to the transferee notice of the refusal.

26.	The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the directors may determine.

27.	No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

28.	The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

TRANSMISSION OF SHARES

29.	If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

30.	A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an Instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

31.	A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the company or at any separate meeting of the holders of any class of shares in the company.

ALTERATION OF SHARE CAPITAL

32.	The Company may by ordinary resolution:

(a)	increase its share capital by new shares of such amount as the resolution prescribes;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)	subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

(d)	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

33.	Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

34.	Subject to the provisions of the Act, the company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

PURCHASE OF OWN SHARES

35.	Subject to the provisions of the Act, the company may purchase its own shares (including any redeemable shares) and, if it is a private company, make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the company or the proceeds of a fresh issue of shares.

GENERAL MEETINGS

36.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

37.	The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition. If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any member of the company may call a general meeting.

NOTICE OF GENERAL MEETINGS

38.	An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by at least twenty-one clear days’ notice. All other extraordinary general meetings shall be called by at least fourteen days’ notice but a general meeting may be called by shorter notice if it is so agreed:

(a)	in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b)	in the case of any other meeting by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right.

The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

39.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

40.	No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

41.	If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the directors may determine.

42.	The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

43.	If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

44.	A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the company.

45.	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

46.	A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded:

(a)	by the chairman; or

(b)	by at least two members having the right to vote at the meeting; or

(c)	by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

and demand by a person as proxy for a member shall be the same as a demand by the member.

47.	Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

48.	The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

49.	A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

50.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

51.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand Is duly withdrawn, the meeting shall continue as if the demand had not been made.

52.	No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

53.	A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members.

VOTES OF MEMBERS

54.	Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.

55.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

56.	A member in respect of whom an order had been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

57.	No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

58.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

59.	On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

60.	The appointment of a proxy shall be executed by or on behalf of the appointor and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve:

“             PLC/Limited

I\We,                     , of                             , being a member/members of the above-named company, hereby appoint                     of                             , or failing him,             , as my/our proxy to vote in my/our name[s] and on my/our behalf at the annual/extraordinary general meeting of the company to be held on                     200 • , and at any adjournment thereof.

Signed on                     200 • .”

61.	Where it is desired to afford members an opportunity of instructing the proxy how he shall act the appointment of a proxy shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve):

“             PLC/Limited

I/We,                         , of                     , being a member/members of the above-named company, hereby appoint                     of                     , or failing him,         , as my/our proxy to vote in my/our name[s] and on my/our behalf at the annual/extraordinary general meeting of the company to be held on                     200 • , and at any adjournment thereof.

This form is to be used in respect of the resolutions mentioned below as follows:

Resolution No 1 *for *against

Resolution No 2 *for *against.

*Strike out whichever is not desired.

Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting.

Signed this      day of                     200 • ,”

62.	The appointment of a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may:

(a)	in the case of an instrument in writing be deposited at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the company In relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(aa)	in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications:

(i)	in the notice convening the meeting; or

(ii)	in any instrument of proxy sent out by the company in relation to the meeting; or

(iii)	in any invitation contained in an electronic communication to appoint a proxy issued by the company in relation to the meeting,

be received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(b)	in the case of a poll taken more than 48 hours after it is demanded, be deposited or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid.

In this regulation and the next, “address”, in relation to electronic communications, includes any number or address used for the purpose of such communications.

63.	A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the company at the office or at such other place at which the instrument of proxy was duly deposited or, where the appointment of the proxy was contained in an electronic communication, at the address at which such appointment was duly received before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

NUMBER OF DIRECTORS

64.	Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum but shall be not less than two.

ALTERNATE DIRECTORS

65.	Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the directors and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

66.	An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the company for his services as an alternate director. But it shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.

67.	An alternate director shall cease to be an alternate director if his appointor ceases to be a director; but, if a director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment.

68.	Any appointment or removal of an alternate director shall be by notice to the company signed by the director making or revoking the appointment or in any other manner approved by the directors.

69.	Save as otherwise provided in the articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

POWERS OF DIRECTORS

70.	Subject to the provisions of the Act, the memorandum and the articles and to any directions given by special resolution, the business of the company shall be managed by the directors who may exercise all the powers of the company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the directors by the articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

71.	The directors may, by power of attorney or otherwise, appoint any person to be the agent of the company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

DELEGATION OF DIRECTORS’ POWERS

72.	The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they are capable of applying.

APPOINTMENT AND RETIREMENT OF DIRECTORS

73.

At the first annual general meeting all the directors shall retire from office, and at every subsequent annual general meeting one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office; but, if there is only one director who is subject to retirement by rotation, he shall retire.

74.	Subject to the provisions of the Act, the directors to retire by rotation shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

75.	If the company, at the meeting at which a director retires by rotation, does not fill the vacancy the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the director is put to the meeting and lost.

76.	No person other than a director retiring by rotation shall be appointed or reappointed a director at any general meeting unless:

(a)	he is recommended by the directors; or

(b)	not less than fourteen nor more than thirty-five clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the company of the intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed, be required to be included in the company’s register of directors together with notice executed by that person of his willingness to be appointed or reappointed.

77.	Not less than seven nor more than twenty-eight clear days before the date appointed for holding a general meeting notice shall be given to all who are entitled to receive notice of the meeting of any person (other than a director retiring by rotation at the meeting) who is recommended by the directors for appointment or reappointment as a director at the meeting or in respect of whom notice has been duly given to the company of the intention to propose him at the meeting for appointment or reappointment as a director. The notice shall give the particulars of that person which would, if he were so appointed or reappointed, be required to be included in the company’s register of directors.

78.	Subject as aforesaid, the company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire.

79.	The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles as the maximum number of directors. A director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, he shall vacate office at the conclusion thereof.

80.	Subject as aforesaid, a director who retires at an annual general meeting may, if willing to act, be reappointed. If he is not reappointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

81.	The office of a director shall be vacated if:

(a)	he ceases to be a director by virtue of any provision of the Act or be becomes prohibited by law from being a director; or

(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	he is, or may be, suffering from mental disorder and either:

(i)	he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

(ii)	an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(d)	he resigns his office by notice to the company; or

(e)	he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated.

REMUNERATION OF DIRECTORS

82.	The directors shall be entitled to such remuneration as the company may by ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.

DIRECTORS’ EXPENSES

83.	The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the company or otherwise in connection with the discharge of their duties.

DIRECTORS’ APPOINTMENTS AND INTERESTS

84.	Subject to the provisions of the Act, the Directors may appoint one or more of their number to the office of managing director or to any other executive office under the company and may enter into an agreement or arrangement with any director for his employment by the company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the company. A managing director and a director holding any other executive office shall not be subject to retirement by rotation.

85.	Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the company or in which the company is otherwise interested;

(b)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested; and

(c)	shall not, by reason of his office, be accountable to the company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

86.	For the purposes of regulation 85:

(a)	a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

DIRECTORS’ GRATUITIES AND PENSION

87.

The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the company or with any body corporate which is or has been a subsidiary of the company or a predecessor in business of the company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

PROCEEDINGS OF DIRECTORS

88.	Subject to the provisions of the articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

89.	The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

90.	The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

91.	The directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office. Unless he is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present. But if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

92.	All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

93.

A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

94.	Save as otherwise provided by the articles, a director shall not vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interests of the company unless his interest or duty arises only because the case falls within one or more of the following paragraphs:

(a)	the resolution relates to the giving to him of a guarantee, security, or indemnity in respect of money rent to, or an obligation incurred by him for the benefit of, the company or any of its subsidiaries;

(b)	the resolution relates to the giving to a third party of a guarantee, security, or indemnity in respect of an obligation of the company or any of its subsidiaries for which the director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c)	his interest arises by virtue of his subscribing or agreeing to subscribe for any shares, debentures or other securities of the company or any of its subsidiaries, or by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the company or any of its subsidiaries for subscription, purchase or exchange;

(d)	the resolution relates in any way to a retirement benefit scheme which has been approved, or is conditional upon approval, by the Board of Inland Revenue for taxation purposes.

For the purposes of this regulation, an interest of a person who is, for any purpose of the Act (excluding any statutory modification thereof not in force when this regulation becomes binding on the company), connected with a director shall be treated as an interest of the director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

95.	A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

96.	The company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of the articles prohibiting a director from voting at a meeting of directors or of a committee of directors.

97.	Where proposals are under consideration concerning the appointment of two or more directors to offices or employments with the company or any body corporate in which the company is interested the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

98.	If a question arises at a meeting of directors or of a committee of directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive.

SECRETARY

99.	Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

MINUTES

100.	The directors shall cause minutes to be made in books kept for the purpose:

(a)	of all appointments of officers made by the directors; and

(b)	of all proceedings at meetings of the company, of the holders of any class of shares in the company, and of the directors, and of committees of directors, including the names of the directors present at each such meeting.

THE SEAL

101.	The seal shall only be used by the authority of the directors or of a committee of directors authorised by the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or by a second director.

DIVIDENDS

102.	Subject to the provisions of the Act, the company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

103.

Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

104.	Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid upon the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

105.	A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

106.	Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable In respect of the share.

107.	No dividend or other moneys payable in respect of a share shall bear interest against the company unless otherwise provided by the rights attached to the share.

108.	Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the company.

ACCOUNTS

109.	No member shall (as such) have any right of inspecting any accounting records or other book or document of the company except as conferred by statute or authorised by the directors or by ordinary resolution of the company.

CAPITALISATION OF PROFITS

110.	The directors may with the authority of an ordinary resolution of the company:

(a)	subject as hereinafter provided, resolve to capitalise any undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the company’s share premium account or capital redemption reserve;

(b)	appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other: but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c)	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and

(d)	authorise any person to enter on behalf of all the members concerned into an agreement with the company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

NOTICES

111.	Any notice to be given to or by any person pursuant to the articles (other than a notice calling a meeting of the directors) shall be in writing or shall be given using electronic communications to an address for the time being notified for that purpose to the person giving the notice.

In this regulation, “address”, in relation to electronic communications, includes any number or address used for the purpose of such communications.

112.	The company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address or by giving it using electronic communications to an address for the time being notified to the company by the member. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the company an address within the United Kingdom at which notices may be given to him or an address to which notices may be sent using electronic communications, shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the company.

In this regulation and the next, “address”, in relation to electronic communications, Includes any number or address used for the purposes of such communications.

113.	A member present, either in person or by proxy, at any meeting of the company or of the holders of any class of shares in the company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

114.	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

115.	Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted or, in the case of a notice contained in an electronic communication, at the expiration of 48 hours after the time it was sent.

116.	A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

WINDING UP

117.	If the company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

118.	Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.